August 8, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the statements made by Capital Group Growth ETF, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 8 of Form N-CSR of Capital Group Growth ETF dated August 8, 2025. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Los Angeles, California

PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, CA 90017

T: (213) 356-6000

www.pwc.com